UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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PERFORMANCE FOOD GROUP COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE AND DIRECTOR COMPENSATION
2006 SUMMARY COMPENSATION TABLE
2006 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END
2006 OPTION EXERCISES AND STOCK VESTED TABLE
2006 PENSION BENEFITS
2006 NONQUALIFIED DEFERRED COMPENSATION TABLE
2006 DIRECTOR COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSALS OF SHAREHOLDERS
DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS SHARING AN ADDRESS

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700
Dear Shareholder:
     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the “Company”) to be held at 10:00 a.m., eastern daylight time, on Tuesday, May 15, 2007, at the offices of the Company located at 12500 West Creek Parkway, Richmond, Virginia.
     Shareholders will be asked to elect three directors. In addition, we will present an oral report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.
     We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope or vote by toll-free telephone or internet as described in the enclosed proxy card. Your vote is important.
     We look forward to seeing you on May 15, 2007.

Sincerely,

Robert C. Sledd
Chairman

Steven L. Spinner
President and CEO

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Performance Food Group Company (the “Company”) will be held at 10:00 a.m., eastern daylight time, on Tuesday, May 15, 2007, at the Company’s offices located at 12500 West Creek Parkway, Richmond, Virginia for the following purposes:
     1. To elect two Class II directors to hold office for a term of three years and until their successors are elected and qualified and one Class I director to hold office for a term of two years and until his successor is elected and qualified; and
     2. To transact such other business as may properly come before the Annual Meeting.
     The Board of Directors has fixed the close of business on March 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.
     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

By the Order of the Board of Directors
Joseph J. Traficanti, Secretary
Richmond, Virginia
April 4, 2007
     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TOLL-FREE TELEPHONE OR INTERNET AS DESCRIBED IN THE ENCLOSED PROXY CARD. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company for use at the Annual Meeting of Shareholders of the Company to be held on May 15, 2007 at 10:00 a.m. eastern daylight time at the Company’s offices located at 12500 West Creek Parkway, Richmond, Virginia (the “Annual Meeting”), and any adjournments thereof, notice of which is attached hereto.
     The purposes of the Annual Meeting are to elect two Class II directors and one Class I director and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by toll-free telephone or the internet. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the three director nominees.
     The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote as directed by a majority of the members of the Board of Directors.
     The Board of Directors has fixed the close of business on March 19, 2007 as the record date for the Annual Meeting. Only record holders of the Company’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 35,170,748 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by duly authorized proxy.
     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, elections to withhold authority to vote for a director and “non-votes” are not considered in the election. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.
     This Proxy Statement, Proxy Card and the Company’s Annual Report to Shareholders have been mailed or made available electronically on or about April 4, 2007 to all shareholders of record at the close of business on March 19, 2007. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company’s regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information as of March 19, 2007 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.

	Amount and
	Nature of
Name and Address	Beneficial
of Beneficial Owner	Ownership		Percent of Class (1)
Barclays Global Investors, NA	3,383,577	(2)	9.6%
45 Fremont Street San Francisco, California 94105

Prudential Financial, Inc.	3,002,187	(3)	8.5%
751 Broad Street Newark, New Jersey 07102

Dimensional Fund Advisors Inc.	2,450,331	(4)	7.0%
1299 Ocean Avenue 11th Floor Santa Monica, California 90401

Axa Financial, Inc.	2,065,950	(5)	5.9%
1290 Avenue of the Americas New York, New York 10104

(1)	Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”).

(2)	Based solely on information contained in a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission (the “SEC”) on January 31, 2007.

(3)	Based solely on information contained in a Schedule 13G filed by Prudential Financial, Inc. with the SEC on February 9, 2007.

(4)	Based solely on information contained in a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 1, 2007.

(5)	Based solely on information contained in a Schedule 13G filed by AXA Financial Advisors, Inc. with the SEC on February 14, 2007.
PROPOSAL 1: ELECTION OF DIRECTORS
     The Company’s Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The term of two Class II directors, Robert C. Sledd and Mary C. Doswell, will expire upon the election and qualification of new directors at this Annual Meeting. In addition, the term of Steven L. Spinner, the Company’s president and chief executive officer, will expire at this Annual Meeting. Mr. Spinner was elected to the Board of Directors effective October 1, 2006, by the Board of Directors after being recommended by the Company’s Nominating and Corporate Governance Committee. The terms of the Class III and the Class I directors other than Mr. Spinner will expire at the annual meetings in 2008 and 2009, respectively. If Mr. Spinner is elected at the Annual Meeting his term will expire at the Company’s annual meeting in 2009.
     The Nominating and Corporate Governance Committee has approved the nomination of, and the Board of Directors has designated, Robert C. Sledd and Mary C. Doswell, as the two nominees for election as Class II directors for a three-year term expiring at the annual meeting in 2010 and until their successors are elected and qualified and the Nominating and Corporate Governance Committee has recommended, and the Company’s Board of Directors has designated, Steven L. Spinner as a nominee for election as a Class I director for a two-year term expiring at the annual meeting in 2009 and until his successor is elected and qualified. All of these nominees are currently directors of the Company, and each of the Class II directors was elected by the shareholders. Mr. Spinner has not been previously elected by the shareholders.
     Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the two Class II nominees and one Class I nominee as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the Proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.
     The following persons are the nominees for election to serve as Class II directors (Mr. Sledd and Ms. Doswell) and as a Class I director (Mr. Spinner). Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.
Robert C. Sledd has served as Chairman of the Board of Directors since February 1995, has served as a director of the Company since 1987, and served as Chief Executive Officer from 1987 to August 2001 and from March 2004 to October 2006. Mr. Sledd also served as President of the Company from 1987 to February 1995 and from March 2004 through May 2005. Mr. Sledd served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products.
Mary C. Doswell has served as a director of the Company since August 2003. Ms. Doswell served as President of Dominion Resources Services, Inc., a gas and electric holding company, from January 2003 to December 2003 and has served as Chief Executive Officer since January 2004. She has served as Senior Vice President and Chief Administrative Officer of Dominion Resources, Inc. since January 2003, and served as Vice President-Billing & Credit of Dominion Resources, Inc. from October 2001 to December 2002. Ms. Doswell also served Dominion Resources, Inc. as Vice President-Metering from January 2000 to October 2001 and as General Manager-Metering from February 1999 to January 2000. Prior thereto, Ms. Doswell held various management positions with Dominion Virginia Power for 19 years. Ms. Doswell serves on the board of directors of the VCU Rice Center for Environmental Life Sciences and the board of directors of Venture Richmond.
Steven L. Spinner has served as a director and as Chief Executive Officer of the Company since October 2006 and President since May 2005. Mr. Spinner served as Chief Operating Officer from May 2005 through September 2006, as Senior Vice President of the Company and Chief Executive Officer — Broadline Division from February 2002 to May 2005 and as Broadline Division President of the Company from August 2001 to February 2002. Mr. Spinner also served as Broadline Regional President of the Company from October 2000 to August 2001 and served as President of AFI Foodservice Distributors, Inc., a wholly owned subsidiary of Company, from October 1997 to October 2000. From 1989 to October 1997, Mr. Spinner served as Vice President of AFI Foodservice.
     The following four persons are currently members of the Board of Directors and will continue their present positions after the Annual Meeting. The following persons are not nominees, and shareholders are not being asked to vote for them. Certain information relating to the following persons, which has been furnished by the individuals named, is set forth below.
Charles E. Adair has served as a director of the Company since August 1993. Since 1993, Mr. Adair has been a partner in Cordova Ventures, a venture capital management company. Mr. Adair was employed by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. In addition, Mr. Adair serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products, PSS World Medical, Inc., a specialty marketer and distributor of medical products to physicians, long-term care providers and other alternate-site healthcare providers, and Torchmark Corporation, a financial services holding company specializing in life and supplemental health insurance. Mr. Adair is a certified public accountant.

Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since April 2001, Mr. Goad has served as a partner of Voyent Partners, L.L.C., a private investment company. Mr. Goad served as Co-Chief Executive Officer of the transaction services division of WebMD from March 1999 to March 2001. From June 1996 to March 1999, Mr. Goad served as Co-Chief Executive Officer and Chairman of ENVOY Corporation (“ENVOY”), a provider of electronic transaction processing services for the health care industry, which was acquired by WebMD in 1999. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Mr. Goad also serves as a director of Luminex Corporation, a maker of proprietary technology that simplifies biological testing for the life sciences industry, and Emageon Inc., a provider of an enterprise level information technology solution for the clinical analysis and management of digital medical images.
Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994. Mr. Graven is also a certified public accountant.
John E. Stokely has served as a director of the Company since April 1998. Since August 1999, Mr. Stokely has been self-employed as a business consultant. Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc. (“Richfood”), a retail food chain and wholesale grocery distributor, from January 1997 until August 1999. Mr. Stokely served on the Board of Directors and as President and Chief Operating Officer of Richfood from April 1995 to January 1997 and served as Executive Vice President and Chief Financial Officer from 1990 to April 1995. Mr. Stokely also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products, Transaction Systems Architects, Inc., a provider of enterprise e-payments and e-commerce solutions, and O’Charleys Inc., an owner and operator of restaurants.
     The Board of Directors held ten meetings, five of which were via teleconference, during the fiscal year ended December 30, 2006. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting, held during the fiscal year ended December 30, 2006. The Company has adopted guidelines which state that directors are expected to attend all regular meetings of the Board, all meetings of committees of which he or she is a member and the annual meeting of shareholders. All of the Company’s directors attended the annual meeting of shareholders held on May 16, 2006. Directors are also expected to make every effort to attend any specially called Board or committee meeting. All of the members of the Board of Directors except Mr. Sledd and Mr. Spinner are “independent,” as defined by applicable law and the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). The independent directors of the Board have adopted guidelines which require the independent directors to have executive sessions at regularly scheduled meetings and at other times as determined by the independent directors at which only independent directors are present.
Corporate Governance
     Corporate Governance Guidelines
     The Board of Directors has adopted Corporate Governance Guidelines which reflect a set of core values that provide the foundation for the Company’s governance and management systems and its interaction with others. The guidelines address, among other matters, the responsibilities of the Board of Directors and management, Board and Committee composition and structure, the conduct of Board meetings, Board compensation, performance evaluation and succession planning. A copy of the Corporate Governance Guidelines can be obtained from the “Corporate Governance” section of the Company’s website at www.pfgc.com.
     The Corporate Governance Guidelines require, if the positions of Chairman and Chief Executive Officer are held by the same person, that an independent director be appointed by a majority of the independent directors of the Board to serve as the Presiding Director. In March 2004, Mr. Sledd, who was then the Chairman of the Board, was elected as the Company’s Chief Executive Officer. At that time, the independent directors of the Board appointed Mr. Stokely to serve as the Presiding Director. Although Mr. Sledd is no longer the Company’s Chief Executive Officer, Mr. Stokely still serves as the Presiding Director.

     Committees of the Board
     Audit Committee. The Board of Directors has established an Audit Committee for the purpose of engaging the Company’s independent registered public accounting firm, overseeing and reviewing the scope of its engagement, consulting with such firm, reviewing the results of the audit, acting as a liaison between the Board and the Company’s independent registered public accounting firm and reviewing various Company policies, including those related to accounting and internal control matters. It is the function of the Audit Committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, that operates pursuant to the terms of a Third Amended and Restated Charter which was amended and restated by the Board of Directors on February 22, 2007 (the “Audit Committee Charter”) and is available from the “Corporate Governance” section of the Company’s website at www.pfgc.com. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually.
     Messrs. Goad, Graven and Stokely and Ms. Doswell, each of whom is independent as defined by the NASD listing standards and the rules and regulations of the SEC, comprise the Audit Committee. The Audit Committee met nine times during the fiscal year ended December 30, 2006. The Board of Directors of the Company has determined that the Audit Committee has two “audit committee financial experts,” as such term is defined under the rules and regulations of the SEC. These persons are Messrs. Graven and Stokely.
     Compensation Committee. The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company’s officers, reviewing and determining executive officers’ compensation, formulating bonuses for the Company’s executive officers and administering the Company’s stock incentive plans. A copy of the Compensation Committee Charter (the “Compensation Committee Charter”) is available under the “Corporate Governance” section of the Company’s website at www.pfgc.com. Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell comprise the Compensation Committee, which met five times during the fiscal year ended December 30, 2006. Each of the members of the Compensation Committee is independent as defined by the NASD listing standards.
     Compensation decisions for the Company’s executive officers, including its Named Executive Officers, and directors are made by the Compensation Committee. The Compensation Committee has engaged Mercer Human Resources Consulting LLC, an outside global human resources consulting firm, to conduct periodic reviews of its total compensation program for executive officers and directors.
     The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s President and Chief Executive Officer, Secretary, Chief Human Resources Officer and Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and the Company’s finance, human resources, benefits and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under the Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
     Nominating and Corporate Governance Committee. The Board of Directors has established a Nominating and Corporate Governance Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors, reviewing and recommending corporate governance policies for the Company and periodically evaluating the performance of the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is available under the “Corporate Governance” section of the Company’s website at www.pfgc.com. Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell comprise the Nominating and Corporate Governance Committee which met four times during the fiscal year ended December 30, 2006. Each member of the Nominating and Corporate Governance Committee is independent as defined by the NASD listing standards.

     The Nominating and Corporate Governance Committee will assess a nominee for director based upon an individual’s background, skills and abilities and whether the individual possesses the experience, expertise, diversity and time availability necessary to ensure that the Board can perform its oversight function effectively. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering nominees. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Restated Bylaws. Shareholder recommendations for nominees must include biographical information about both the proposed nominee and the shareholder making the recommendation as well as the proposed nominee’s written consent to nomination. The Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the date of the Company’s annual meeting.
     Code of Corporate Conduct
     The Company has a code of corporate conduct that applies to all associates (including officers) and directors. The purpose of the code is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Company’s code of corporate conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pfgc.com.
     Communications with the Board
     The Board has adopted a process for holders of the Company’s Common Stock and other interested parties to send written communications to the Board. Such communications should be sent to them c/o Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238 or may be sent by email to boardofdirectors@pfgc.com. The Corporate Secretary will review any communications received by the Company and forward appropriate communications to the appropriate Board members. Communications may also be sent directly to the chair of any committee by email at auditchair@pfgc.com (Audit Committee), nomgovchair@pfgc.com (Nominating and Corporate Governance Committee) or compchair@pfgc.com (Compensation Committee) or to the outside directors as a group at outsidedirectors@pfgc.com.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table contains, as of March 19, 2007, certain information concerning the Named Executive Officers (as defined herein) and directors of the Company, including the nominees, as well as certain information concerning the directors and executive officers of the Company as a group which information has been furnished to the Company by the individuals named or included in such group:

					Shares of
					Common
					Stock
					Beneficially	Percent
Name	Age	Director Since	Term Expires	Position	Owned (1)	of Class
Robert C. Sledd	54	1987	2007	Chairman	781,307 (2)	2.2%

Steven L. Spinner	47	2006	2007	Chief Executive Officer, President and Director	192,208	*

Thomas Hoffman	67	—	—	Senior Vice President, President and Chief Executive Officer – Customized Segment	93,832	*

John D. Austin	45	—	—	Senior Vice President and Chief Financial Officer	83,504	*

Joseph J. Paterak, Jr.	55	—	—	Senior Vice President of Broadline Operations	52,620	*

Charlotte L. Perkins	48	—	—	Chief Human Resources Officer	11,823	*

Charles E. Adair	59	1993	2009	Director	51,500	*

Mary C. Doswell	48	2003	2007	Director	24,500 (3)	*

Fred C. Goad, Jr.	66	1993	2008	Director	71,500 (4)	*

Timothy M. Graven	55	1993	2009	Director	42,500	*

John E. Stokely	54	1998	2008	Director	48,408	*

All directors and executive officers as a group (13 persons)					1,503,137	4.2%

*	Less than one percent

(1)	Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire within 60 days of March 19, 2007 upon the exercise of options: Mr. Sledd – 411,210; Mr. Spinner – 87,850; Mr. Hoffman – 49,000; Mr. Paterak – 40,800; Mr. Austin – 68,250; Ms. Perkins – 3,000; Mr. Adair – 45,000; Ms. Doswell – 20,500; Mr. Goad – 45,000; Mr. Graven – 25,000; and Mr. Stokely – 45,750; all directors and executive officers as a group, (13 persons) – 866,860 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.

(2)	Includes 54,000 shares held by Mr. Sledd as trustee for the benefit of his children, 2,500 shares held by Mr. Sledd’s wife for which Mr. Sledd disclaims beneficial ownership and 75,246 shares that are pledged.

(3)	Includes 900 shares held by Ms. Doswell’s children.

(4)	Includes 3,000 shares held by Mr. Goad’s wife for which Mr. Goad disclaims beneficial ownership.
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program and Role of the Compensation Committee
     The Compensation Committee of the Board of Directors has the responsibility for approving compensation policies designed to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive officer compensation strategy supports the Company’s objectives and shareholder interests. The Compensation Committee seeks to enable the Company to attract and retain high quality leadership and to assure that the executive officers of the Company are compensated in a manner consistent with shareholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. All of the members of the Compensation Committee are independent directors, and none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries.
Goals of the Company’s Compensation Policies
     A principal goal of the Compensation Committee is to compensate employees fairly for services performed. To that end, the Company has historically established a combination of base salary with a mix of short and long-term incentives designed to recognize outstanding efforts by rewarding performance at or above established goals. The Compensation Committee also seeks to provide an appropriate balance between cash and equity awards to increase executive officers’ loyalty to the Company and align executive officers’ interests with those of the shareholders — with the ultimate goal of increasing shareholder value over the long term.
Role of Executive Officers in Compensation Decisions
     The Compensation Committee makes all compensation decisions for the Company’s executive officers (which include all the named executive officers identified in the Summary Compensation Table below) and makes all equity awards (based upon recommendations received from the executive officers) to other officers and employees of the Company. Decisions regarding the non-equity compensation of other key employees is made by the Chief Executive Officer and reviewed with the Compensation Committee. The Compensation Committee annually evaluates the Chief Executive Officer’s performance and discusses in detail with the Chief Executive Officer his review of the other executive officers’ performance.
Establishing Compensation for Executive Officers
     With these goals in mind, the Compensation Committee has designed a program to provide executive officers annual and long-term cash and non-cash compensation, a significant portion of which is designed to reward the executive officers for achieving goals established by the Committee. The Compensation Committee has engaged Mercer Human Resource Consulting, an outside human resources consulting firm, to review from time to time the total compensation program for the Company’s executive officers. Mercer provides the Compensation Committee with relevant market and other data and alternatives to consider when making compensation decisions. In making its compensation decisions, the Company compares the elements of its compensation programs against a group of comparable companies in the same or similar businesses, generally foodservice distribution or other distribution businesses. The companies comprising the peer group are:

Arrow Electronics Inc.	Owens & Minor Inc.
Avent Inc.	Henry Schein Inc.
C.H. Robinson Worldwide Inc.	Supervalu Inc.
Genuine Parts Co.	Synnex Corp.
Grainger (W.W.) Inc.	Sysco Corp.
Ingram Micro Inc.	Tech Data Corp.
CNF Inc.	United Stationers Inc.
Nash Finch Inc.	YRC Worldwide Inc.

The Compensation Committee uses both information provided by Mercer and recommendations from the Company’s Chairman and the Company’s Chief Executive Officer to determine the appropriate level and mix of total compensation, including incentive compensation.
Components of 2006 Compensation for Executive Officers
     For the fiscal year ended December 30, 2006, the principal components of compensation for executive officers were:
     Base Salary. The Company provides executive officers with their base salary to compensate them for services provided during the year. The Compensation Committee generally establishes base salaries for the executive officers on an annual basis at a meeting of the Compensation Committee held in the first quarter of the year. In general, base salaries are targeted to be near or just below the mid-point of the peer group, which the Company believes reflects its focus on linking compensation more closely to performance. The Compensation Committee considers not only the market data provided by Mercer in establishing base salary but also the executive officer’s performance and the level of base salary relative to other executive officers. Taking all of these factors into account, the Committee approved base salaries for our named executive officers in the following amounts:

Name	2006 Base Salary (1)	2005 Base Salary
Steven L. Spinner	$600,000	$420,000
Robert C. Sledd	$660,000	$635,000
Thomas Hoffman	$340,000	$320,000
John D. Austin	$340,000	$325,000
Joseph Paterak, Jr.	$293,000	$275,000
Charlotte Perkins	$240,000	$210,000

(1)	Effective February 27, 2006. Mr. Spinner’s base salary became effective October 1, 2006, when he began serving as the Company’s Chief Executive Officer.
     Performance-based cash incentive compensation. To closely align an executive officer’s compensation to the Company’s goals, the Compensation Committee believes that a substantial portion of an executive officer’s compensation should be incentive-based. Therefore, the Compensation Committee has implemented a cash incentive program that provides executive officers with the opportunity to earn cash incentive compensation for the achievement of annual goals as well as for the achievement of goals set for an intermediate period of two years. After consulting with the Company’s executive officers regarding the Company’s expected performance and operating goals for coming years, the Compensation Committee establishes a minimum level of operating earnings or earnings per share for the Company to achieve for any incentive cash compensation to be paid. In addition to this overall requirement, the Compensation Committee establishes a series of quantitative and qualitative performance measures for cash incentive compensation for each executive officer, which, if achieved, will allow the executive officer to earn a specified portion of their cash incentive compensation opportunity. Given these targeted cash incentive compensation amounts, in general an executive officer would have the opportunity to earn cash incentive compensation equal to an additional percent, which varies by officer, of his or her salary upon the attainment of all the performance objectives set forth for that individual. Those amounts could be increased upon the achievement of performance which substantially exceeds the performance goals. Information with respect to the amount of cash incentive plan compensation for the applicable two-year period and one-year period is set forth in Note 3 to the Summary Compensation Table. Each named executive officer’s cash incentive plan compensation for the one- and two-year periods was tied to specified Company-wide operating results. In addition, Mr. Spinner’s performance criteria for the one- and two-year periods and Mr. Paterak’s performance criteria for the one-year period included achieving specified broadline segment operating results and maintaining an effective internal control environment. Mr. Hoffman’s performance criteria for the one- and two-year periods included achieving certain customized segment operating results and maintaining an effective internal control environment. Mr. Austin’s performance criteria for the one- and two-year periods included achieving certain departmental-specific objectives and maintaining an effective internal control environment. Ms. Perkins’ performance criteria for the one-year period included achieving certain departmental-specific objectives and maintaining an effective internal control environment. Mr. Paterak and Ms. Perkins were not eligible for incentive compensation for the two-year period ended December 30, 2006. In each case, no incentive compensation was payable unless the Company achieved a specified threshold level of earnings.

     Long-term equity incentive compensation. The Company’s equity-based awards program encourages executive officers to focus on long-term Company performance and more closely aligns the interest of executive officers with shareholders by increasing their stake in the Company. All equity-based awards are made pursuant to the provisions of incentive plans approved by the Company’s shareholders. Equity-based awards include a combination of stock option grants and grants of restricted stock. The Company values stock option grants by calculating their Black-Scholes value at the date of grant and the value of restricted stock by calculating its aggregate market value as of the date of grant.
     The Compensation Committee generally establishes a four-year cliff-vesting period for both stock options and restricted stock to encourage executive officers’ loyalty and continued service to the Company. Based upon a review of the peer group, the Compensation Committee believes that the total direct compensation (which includes the value of equity-based awards) is still below the median of the peer group. Nevertheless, in establishing the level of equity-based awards, the Compensation Committee has noted that the Company has an equity overhang level (the percentage of shares potentially issuable pursuant to incentive plans) approximating the fiftieth percentile of the peer group. Over the last two years, the Compensation Committee has determined that it is appropriate to offer a group of key employees including executive officers the choice of the precise percentage (within a specified range) of his or her equity-based award which would consist of options on the one hand or restricted stock on the other. In making the choice, the executive officer is generally offered the opportunity to select one share of restricted stock or three stock options.
     During April 2006, non-qualified options for the purchase of the Company’s common stock and restricted shares of the Company’s common stock were granted to our named executive officers, pursuant to the Company’s Equity Incentive Plan, as follows:

	Shares Subject to Time-Based		Number of Time-Based
Name	Vesting Option Grant	Exercise Price (1)	Vesting Restricted Shares
Steven L. Spinner	8,250	$31.25	8,250
Robert C. Sledd	38,624	$31.25	4,292
Thomas Hoffman	14,400	$31.25	1,600
John D. Austin	15,377	$31.25	1,709
Joseph Paterak, Jr.	3,000	$31.25	3,000
Charlotte Perkins	2,625	$31.25	2,625

(1)	The exercise price per share is equal to the fair market value of the common stock on the date of the grant.
In addition, in August 2006, the Committee awarded Mr. Spinner the option to purchase 50,000 shares upon his selection to succeed Mr. Sledd as Chief Executive Officer. The exercise price of $26.05 per share was equal to fair market value on the date of grant.
     Policies with respect to making equity-based awards. It is the policy of the Compensation Committee to award eligible employees including named executive officers equity-based awards one time a year. That award is generally made during the first quarter or early in the second quarter of the year after the Compensation Committee has had the opportunity to review full year results for the prior year and consider the Company’s anticipated results for the succeeding year. Prior to this time, the Compensation Committee has also given the executive officer the opportunity to express his or her interest in the mix of restricted shares and options to be received. The Compensation Committee may make an exception to this general policy in the event that a new executive officer is hired or an executive officer receives a promotion. With respect to the date of awards, the Compensation Committee strives to ensure the grants are made following the public release of important information such as year-end results or anticipated results for the succeeding year.
Retirement Plans
     The Company believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. Some of those methods are available to the Company’s employees generally, and some are available to a smaller group recognizing the limitations on amounts that may be saved under the Company’s qualified plans included in the Employee Savings and Stock Ownership Plan.

     Employee Savings and Stock Ownership Plan. All employees of the Company who complete sixty days of service are eligible to participate in this plan. This plan is a qualified plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan has two components: an Employee Stock Ownership Plan (the “ESOP”) and a Defined Contribution Plan (the “401(k) Plan”). In addition, this plan provides for a discretionary profit sharing component pursuant to which the Company may allocate contributions to participants that meet certain eligibility requirements. All shares of Company common stock held by the 401(k) Plan and subject to the ESOP component were allocated to participants prior to 2006 and no new participants in the ESOP component of the 401(k) Plan can be added. With respect to the 401(k) component of the 401(k) Plan, participants may elect to contribute specified percentages of their salary subject to an overall maximum of $11,837 in 2006. In 2006, the Company matched 200% of the first 1% of participant contributions, 100% of the next 1% of participant contributions and 50% of the next 2% of participant contributions. Also in 2007, the Company approved and recorded a discretionary profit-sharing allocation in the amount of $593 to each participant in that component of the 401(k) Plan based on the Company’s consolidated pre-tax profits during the 2006 fiscal year. Participants may direct their contributions to one or more of twelve investment options available to them.
     Supplemental Executive Retirement Plan. In 2003, the Board of Directors, acting on the recommendation of the Compensation Committee, adopted the Supplemental Executive Retirement Plan (the “SERP”) in which certain key employees of the Company, including the executive officers (other than Mr. Sledd, who voluntarily elected not to participate), could participate as determined by the Compensation Committee. Under the terms of the SERP as in effect in 2006, the Compensation Committee authorized the Company to contribute 5% of each participant’s salary and bonus to a participant’s SERP account and for every 1% that the Company achieves over 95% of a performance target established by the Compensation Committee during a fiscal year, an additional 1% of the participant’s salary and bonus. The maximum contribution that can be made for any participant for any fiscal year is 20% of the participant’s salary and bonus. For 2006, the Company contributed 5% of each participant’s salary and bonus to the account of each participating executive officer, including the named executive officers (other than Mr. Sledd, who voluntarily elected not to participate). Contributions prior to 2006 vest upon six years of service. Contributions in and after 2006 vest upon ten years of service. On November 17, 2006, the Company’s Board of Directors approved certain amendments to the SERP which:
•	change the contribution formula for contributions credited to a participant’s account for the period beginning on or after December 31, 2006 to eliminate the 5% base contribution and enhance the performance contribution under the SERP so that (1) a 2% performance contribution would be earned for each 1% of targeted earnings before interest and taxes achieved between 95% and 100% of the targeted amount, and (2) an additional 1% contribution would be earned for each 1% of targeted earnings before interest and taxes achieved in excess of 100% of the targeted amount, up to 110%;

•	change the vesting schedule for contributions credited for periods beginning on or after December 31, 2006 such that 50% of such contributions vest after five years of service, with the remainder vesting 10% per year for each year of service thereafter; and

•	change the timing of the payment of benefits under the Plan for participants who terminate participation or employment prior to retirement at age 65.
More information with respect to the SERP is set forth on page 20 hereof.
     Nonqualified Deferral of Compensation. The Company also affords key employees including executive officers an opportunity to save for retirement by electing to defer up to 100% of their cash compensation. The only direct compensatory aspect of this plan for the named executive officers is that participants in this plan are afforded the opportunity to select hypothetical investment alternatives tied to publicly available mutual funds as well as a fixed rate of return with an interest crediting rate of 7% currently. The amounts available for payment under this plan are increased or decreased as a result of new deferrals and the performance of these investment alternatives.
Certain Payments to Named Executive Officers upon Termination of Employment
     The Company does not have in effect employment agreements with any of its named executive officers. However, pursuant to the Company’s Senior Management Severance Plan, which is described in more detail on page 25, the Company provides severance benefits to executive officers who are terminated without cause based upon their length of service with the Company. In return for receiving such benefits, the former employee must agree to certain confidentiality, non-competition and non-solicitation provisions for the benefit of the Company as well as provide a general release to the Company.

     In addition, the Company has in effect for its named executive officers “Change in Control” Agreements. Those agreements are “double-trigger agreements,” which generally provide that if an employee is terminated without cause or resigns for good reason within a specified period of time following a change in control, then the employee will receive 2.99 times his highest base salary, either before or after the change in control and highest bonus for the three fiscal years prior to the change in control or after the change in control. In addition, the Change in Control Agreement provides for the payment to the executive of an amount necessary to reimburse the executive on an after-tax basis for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the change in control. Provisions in the Senior Management Severance Plan provide that payments under that plan will not be duplicated by payments under the Change in Control Agreements.
     Given the fact that the Company does not have employment agreements with its named executive officers, the Compensation Committee believes that the protections afforded in the Senior Management Severance Plan and the Change in Control Agreements are reasonable and are an important element in retaining executive officers.
     Decisions Made by the Compensation Committee upon the Election of Steven L. Spinner as Chief Executive Officer
     During 2006, Robert C. Sledd communicated his decision to step down as the Company’s Chief Executive Officer. The Board of Directors elected Steven L. Spinner to succeed Mr. Sledd as Chief Executive Officer. At the time of his election, the Compensation Committee determined to increase Mr. Spinner’s base salary and to award him an option to purchase 50,000 shares of the Company’s common stock at the fair market value on the date of grant. Because the change in Chief Executive Officer was to take place late in the year, the Compensation Committee did not make any change to Mr. Spinner’s cash incentive plan criteria for 2006. In addition, the Compensation Committee determined the ongoing compensation for Mr. Sledd who remains as Chairman of the Board and an employee of the Company but will no longer serve as an executive officer.
Compensation Decisions for 2007
     In March 2007, the Compensation Committee established base salaries for the named executive officers other than Mr. Sledd and criteria for one-year cash incentive plan compensation. During March 2007, the Committee also made awards of stock appreciation rights and restricted stock to named executive officers. In making the 2007 equity awards, the Compensation Committee made two changes to the way in which it administered the Company’s long-term equity award program for named executive officers. First, the Compensation Committee determined that key employees, including the named executive officers, should no longer have any discretion over the mix of their awards. Second, the Compensation Committee determined that instead of awarding options, it would award stock settled stock appreciation rights. The Company made this determination for several reasons. The Compensation Committee believed that it would be more cost effective and efficient to award stock settled stock appreciation rights with a cap on their ultimate value. Like an option, a stock appreciation right is designed to reward increases in the Company’s share price over the exercise price. However, with a stock appreciation right, the Compensation Committee can impose a cap on the aggregate value awarded under the right. In the case of current awards, the right will not have any value in excess of a $60 per share increase in the Company’s share price over the grant price. The Compensation Committee believed that this award will still have a meaningful motivating effect for the award recipients and at the same time significantly reduce the cost impact of the award on the Company’s net income. The Compensation Committee also considered that awarding stock appreciation rights, which will be settled in shares of the Company’s common stock, will offer increased administrative ease since in some cases no cash is required to be exchanged upon exercise and because these stock appreciation rights will generally be less dilutive than options when exercised since shares are issued for the net value of the award.

     The table below summarizes the current base salary levels and 2007 equity incentive grants for the named executive officers other than Mr. Sledd.

		Stock	Grant
Name	Base Salary	Appreciation Rights(1)	Price (2)	Restricted Shares (1)
Steven L. Spinner	$655,000	37,800	$29.46	9,000
Thomas Hoffman	$360,000	10,500	$29.46	3,500
John D. Austin	$353,000	14,700	$29.46	3,500
Joseph Paterak, Jr.	$302,000	9,450	$29.46	2,250
Charlotte Perkins	$270,000	8,400	$29.46	2,000

(1)	The stock appreciation rights and shares of restricted stock are subject to four-year cliff vesting.

(2)	The grant price per share is equal to the fair market value of the common stock on the date of the grant.
Tax and Accounting Implications
     Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
     Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.
     Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).
Compensation Committee Report
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Charles E. Adair	Mary C. Doswell	Fred C. Goad, Jr.	Timothy M. Graven	John E. Stokely
     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

2006 SUMMARY COMPENSATION TABLE
     The table below summarizes the compensation paid or accrued by the Company during the fiscal year ended December 30, 2006 for (i) the Company’s current Chief Executive Officer; (ii) the Company’s Chief Executive Officer from January 1, 2006 through September 30, 2006; (iii) the Company’s Chief Financial Officer; and (iv) the three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2006 (collectively, the “Named Executive Officers”). The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.
     The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 30, 2006. Amounts listed under the column titled “Non-Equity Incentive Plan Compensation”, were determined by the Compensation Committee at its February 2007 meeting and, to the extent not deferred by the executive, were paid out shortly thereafter.
     Based on the fair value of equity awards granted to Named Executive Officers in fiscal 2006 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 52% of the total compensation of the Named Executive Officers, cash incentive compensation accounted for approximately 19% of the total compensation of the Named Executive Officers, equity incentive compensation accounted for approximately 24% of the total compensation of the Named Executive Officers and benefits accounted for approximately 5% of the total compensation of the Named Executive Officers.

							Change in Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred
Name and				Awards	Awards	Compensation	Compensation	All Other
Principal		Salary	Bonus	(1)(2)	(1)(2)	(3)	Earnings(4)	Compensation
Position	Year	($)	($)	($)	($)	($)	($)	(5) ($)	Total ($)
Steven L. Spinner –	2006	$496,847		$130,139	$166,628	$88,170	$10,328	$37,776	$929,888
Chief Executive Officer (6)
Robert C. Sledd –	2006	655,485		105,338	254,157	156,420		20,392 (8)	1,191,792	(8)
Former Chief Executive Officer(7)
Thomas Hoffman –	2006	356,795		73,246	76,620	270,300	11,335	39,975	828,271
Senior Vice President; President and Chief Executive Officer – Customized
John D. Austin –	2006	337,288		66,539	64,966	173,230	9,819	35,152	686,994
Senior Vice President and Chief Financial Officer
Joseph Paterak, Jr. –	2006	293,335		48,336	27,406	52,866	4,214	26,937	453,094
Senior Vice President Broadline Operations
Charlotte Perkins –	2006	234,577		45,160	16,121	118,500	13,273	27,198	454,829
Senior Vice President and Chief Human Resources Officer

1.	The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and thus may include amounts from awards granted in and prior to 2006. For a description of the assumptions used by the Company in valuing these awards for the fiscal years ended January 1, 2005, December 31, 2005 and December 30, 2006 please see “Note 16 – Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the Securities and Exchange Commission on February 27, 2007.

2.	In fiscal 2006, there were a total of 23,000 shares of restricted stock forfeited and 159,000 options that were cancelled for all associates.

3.	Amounts reflect those amounts earned for the two-year period ended December 30, 2006 pursuant to the Company’s 2005 Cash Incentive Plan and for the one-year period ended December 30, 2006 pursuant to the Company’s 2006 Cash Incentive Plan as follows:

Name	2-Year Period	1-Year Period	Total
Steven L. Spinner		$88,170	$88,170
Robert C. Sledd	$33,000	123,420	156,420
Thomas Hoffman	45,900	224,400	270,300
John D. Austin	21,250	151,980	173,230
Joseph Paterak, Jr.		52,866	52,866
Charlotte Perkins		118,500	118,500

For a description of both Company and individual performance criteria established under the Company’s 2005 and 2006 Cash Incentive Plans please see Compensation Discussion and Analysis above.

4.	Includes the change in the actuarial present value of each Named Executive Officer’s account under the SERP between December 31, 2005 and December 30, 2006 and the above market earnings on amounts deferred by the Named Executive Officers pursuant to the Company’s Executive Deferred Compensation Plan that are invested in the 7% fixed rate of return investment option under that plan. The change in actuarial present value under the SERP excludes contributions made in the first quarter of 2007 that related to 2006 performance. Mr. Sledd has voluntarily elected not to participate in the SERP.

5.	Includes allocations by the Company to each Named Executive Officer’s (except Ms. Perkins, who is not eligible to participate) ESOP account of $233 for 2006. Allocations to the ESOP accounts are based on the closing price of the Common Stock on The Nasdaq Global Select Market of $27.64 at December 29, 2006 for fiscal 2006. Also includes contributions by the Company to each Named Executive Officer’s 401(k) account in fiscal 2006 as follows: Mr. Spinner - $7,700; Mr. Sledd — $7,700; Mr. Hoffman — $8,800; Mr. Austin — $8,800; Mr. Paterak — $8,800; and Ms. Perkins — $8,800. Also includes contributions by the Company to the account of certain Named Executive Officers pursuant to the SERP for fiscal 2006 as follows: Mr. Spinner - $29,250; Mr. Sledd — $0; Mr. Hoffman — $30,349; Mr. Austin — $25,526; Mr. Paterak — $ 17,311; and Ms. Perkins — $17,805; and contributions of $593 for Mr. Spinner, Mr. Sledd, Mr. Hoffman, Mr. Austin, Mr. Paterak, and Ms. Perkins for fiscal 2006 pursuant to the profit sharing component of the Company’s 401(k) plan.

6.	Mr. Spinner served as President and Chief Operating Officer until October 1, 2006, and thereafter as President and Chief Executive Officer.

7.	Mr. Sledd served as Chairman and Chief Executive Officer until October 1, 2006, and thereafter as Chairman of the Board.

8.	Includes an auto allowance of $10,860 for Mr. Sledd in fiscal 2006 and $1,006 for the value of premiums paid for insurance for the benefit of Mr. Sledd.

The following table summarizes certain information regarding grants of plan based awards to the Named Executive Officers during fiscal 2006. No stock appreciation rights (“SARs”) were granted by the Company in 2006.
2006 GRANTS OF PLAN-BASED AWARDS

								All Other
								Stock	All Other
								Awards:	Option
								Number	Awards:
		Estimated Possible Payouts Under			Estimated Future Payouts			of Shares	Number of	Exercise or	Grant Date
		Non-Equity Incentive Plan			Under Equity Incentive Plan			of Stock	Securities	Base Price of	Fair Value
		Awards(1)			Awards			or	Underlying	Option	of Stock
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units(2)	Options(3)	Awards	and Option
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(4)	Awards ($)
Steven L. Spinner	4/10/06							8,250			$257,813
	4/10/06								8,250	$31.25	137,893
	8/17/06								50,000	26.05	685,990
	N/A	$183,833	$407,414	$611,122							N/A
	N/A	$42,232	$83,222	$124,212							N/A
Robert C. Sledd	4/10/06							4,292			134,125
	4/10/06								38,624	31.25	645,573
	N/A	$262,194	$524,388	$786,582							N/A
	N/A	$55,716	$111,432	$163,871							N/A
Thomas Hoffman	4/10/06							1,600			50,000
	4/10/06								14,400	31.25	240,686
	N/A	$142,718	$285,436	$428,154							N/A
	N/A	$30,328	$59,763	$89,199							N/A
John D. Austin	4/10/06							1,709			53,406
	4/10/06								15,377	31.25	257,106
	N/A	$114,678	$225,983	$337,288							N/A
	N/A	$28,670	$56,496	$84,322							N/A
Joseph Paterak, Jr.	2/16/06							3,000			90,000
	4/10/06							3,000			93,750
	4/10/06								3,000	31.25	50,143
	N/A	$111,467	$234,668	$340,268							N/A
Charlotte Perkins	3/15/06							262			8,156
	4/10/06								2,625	31.25	43,875
	4/10/06							2,625			82,031
	N/A	$58,644	$117,288	$175,933							N/A

1.	Amounts present separately the possible payouts for the one-year and two-year incentive periods ended December 30, 2006. Actual amounts paid in March 2007 are reflected in the Summary Compensation Table. Mr. Paterak and Ms. Perkins were not eligible to participate in the two-year incentive period ended December 30, 2006.

2.	Reflects shares of restricted stock awarded to the Named Executive Officer for which the forfeiture restrictions lapse on April 10, 2010, the fourth anniversary of the date of grant. The Named Executive Officer will be allowed to vote the shares and receive dividends declared thereon, if any, in the same amounts as other shares of Common Stock issued by the Company prior to the forfeiture restrictions lapsing.

3.	Reflects options awarded to the Named Executive Officer that vest on April 10, 2010, the fourth anniversary of the date of grant.

4.	The exercise price for each option award is equal to the closing sales price of the Company’s Common Stock on the Nasdaq Global Select Market on the date of grant.

The following table sets forth certain information with respect to outstanding equity awards at December 30, 2006:
OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

	Option Awards					Stock Awards
								Equity
								Incentive
			Equity					Plan
	Number		Incentive Plan					Awards:	Equity Incentive
	of	Number of	Awards:				Market	Number of	Plan Awards:
	Securities	Securities	Number of			Number of	Value of	Unearned	Market or Payout
	Underlying	Underlying	Securities			Shares or	Shares or	Shares, Units	Value of
	Unexercised	Unexercised	Underlying			Units of	Units of	or Other	Unearned Shares,
	Options	Options	Unexercised	Option		Stock That	Stock That	Rights That	Units or Other
	(#)	(#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Rights That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested(3)	Vested(4)	Vested	Not Vested
Name	(1)(2)	(2)	(#)	($)	Date	(#)	($)	(#)	($)
Steven L. Spinner	4,800			$12.88	04/01/09	17,700	$489,228
	600			12.97	05/05/09
	5,200			9.78	03/14/10
	7,250			28.48	05/02/11
	25,000			32.35	08/09/11
		25,000		32.35	08/09/11
	13,000			36.45	02/05/12
	2,000			34.40	08/22/12
	15,000			31.62	02/26/13
	15,000			34.18	03/30/14

		7,700		28.02	04/21/15
		8,250		31.25	04/10/16
		50,000		26.05	08/17/16
Robert C. Sledd	101,200			9.25	02/11/08	11,592	$320,403
	35,600			12.88	04/01/09
	4,400			12.97	05/05/09
	80,000			9.78	03/14/10
	72,000			14.72	05/15/10
	39,900			28.48	05/02/11
	20,000			36.45	02/05/12
	22,500			31.62	02/26/13
	45,000			34.18	03/30/14

		38,600		28.02	04/21/15
		38,624		31.25	04/10/16
Thomas Hoffman	4,500			$28.48	05/02/11	7,200	$199,008
	11,000			36.45	02/05/12
	3,500			28.48	05/02/11
	15,000			31.62	02/26/13
	15,000			34.18	03/30/14

		9,300		28.02	04/21/15
		14,400		31.25	04/10/16
John D. Austin	7,766			$12.88	04/01/09	8,059	$222,751
	234			12.97	05/05/09
	9,000			9.78	03/14/10
	4,000			13.19	04/28/10
	6,250			28.48	05/02/11
	2,000			28.08	10/15/11
	11,000			36.45	02/05/12
	13,000			31.62	02/26/13
	15,000			34.18	03/30/14

		5,200		28.02	04/21/15
		15,377		31.25	04/10/16
Joseph Paterak, Jr.	7,766			$12.88	04/01/09	7,700	$212,828
	234			12.97	05/05/09
	2,800			9.78	03/14/10
	4,000			13.19	04/28/10
	7,000			28.48	05/02/11

	Option Awards					Stock Awards
								Equity
								Incentive
			Equity					Plan
	Number		Incentive Plan					Awards:	Equity Incentive
	of	Number of	Awards:				Market	Number of	Plan Awards:
	Securities	Securities	Number of			Number of	Value of	Unearned	Market or Payout
	Underlying	Underlying	Securities			Shares or	Shares or	Shares, Units	Value of
	Unexercised	Unexercised	Underlying			Units of	Units of	or Other	Unearned Shares,
	Options	Options	Unexercised	Option		Stock That	Stock That	Rights That	Units or Other
	(#)	(#)	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Rights That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested(3)	Vested(4)	Vested	Not Vested
Name	(1)(2)	(2)	(#)	($)	Date	(#)	($)	(#)	($)
	5,000			36.45	02/05/12
	6,000			31.62	02/26/13
	8,000			34.18	03/30/14

		5,150		28.02	04/21/15
		3,000		31.25	04/10/16
Charlotte Perkins	3,000			$25.15	11/08/14	6,687	$184,829

		2,300		28.02	4/21/15
		2,625		31.25	4/10/16

1.	On February 22, 2005, the Compensation Committee voted to accelerate the vesting of certain unvested options, including options awarded to the Named Executive Officers, which had exercise prices greater than $25.00, the closing price of the Company’s Common Stock on February 22, 2005.

2.	The options vest on the fourth anniversary of the ten year term.

3.	The forfeiture restrictions for each restricted stock award, which all have ten year terms, lapse on the fourth anniversary of the date of grant except for awards granted on March 15, 2005, for which 50% the forfeiture restrictions lapse on the first anniversary of the date of grant, 25% lapse on the second anniversary of the date of grant and 25% lapse on the third anniversary of the date of grant.

4.	Market value is determined by multiplying the closing market price of the Company’s Common Stock at December 29, 2006 by the number of shares.
     The following table sets forth certain information with respect to options exercised by the Named Executive Officers in fiscal 2006 and shares of restricted stock for which forfeiture restrictions lapsed in fiscal 2006:
2006 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Steven L. Spinner	80,000	$1,880,165	1,750	$53,305
Robert C. Sledd	27,002	529,779	3,000	91,380
Thomas Hoffman	27,800	518,821	2,500	76,150
John D. Austin	8,000	149,103	1,250	38,075
Joseph Paterak, Jr.
Charlotte Perkins

Supplemental Executive Retirement Plan
     In November 2003, the Board of Directors adopted the SERP in which certain key executives, including the Named Executive Officers (other than Mr. Sledd who voluntarily elected not to participate), could participate beginning in fiscal 2004, as determined by the Compensation Committee. Pursuant to the terms of the SERP, the Compensation Committee authorized the Company to contribute 5% of each participant’s salary and bonus to a participant’s SERP account and for every 1% that the Company achieves over 95% of a performance target established by the Compensation Committee during the fiscal year, an additional 1% of the participant’s salary and bonus will be added to such participant’s account. The maximum contribution that could be made for any participant for any fiscal year is 20% of the participant’s salary and bonus. Under the original terms of the SERP, as described above, a participant vested in his or her SERP account at a rate of 20% per year, beginning after the second year of service with the Company or any acquired company, and will be fully vested after six years of service, provided that the participant will vest in the entire account upon his or her death or upon a Change in Control (as defined in the SERP) or, if determined by the Compensation Committee, upon a Potential Change in Control (as defined in the SERP) of the Company. Under the original terms of the SERP, if a participant’s employment with the Company is terminated for Cause (as defined in the SERP) or if the participant becomes employed within one year following his or her termination of employment with an entity that is deemed to be in competition with this Company, a participant will forfeit his or her entire interest in the SERP. For 2006, the Company contributed 5% of each participant’s salary and bonus to the account of each participating executive, including the Named Executive Officers (other than Mr. Sledd who voluntarily elected not to participate). Account balances are credited with interest at an interest crediting rate of 8%.
     In November 2006, the Compensation Committee recommended, and the Board of Directors approved, amendments to the SERP which:
•	change the contribution formula for contributions credited to a participant’s account for the period beginning on or after December 31, 2006 to eliminate the 5% base contribution and enhance the performance contribution under the SERP so that (1) a 2% performance contribution would be earned for each 1% of targeted earnings before interest and taxes achieved between 95% and 100% of the targeted amount, and (2) an additional 1% contribution would be earned for each 1% of targeted earnings before interest and taxes achieved in excess of 100% of the targeted amount, up to 110%;

•	change the vesting schedule for contributions credited for periods beginning on or after December 31, 2006 such that 50% of such contributions vest after five years of service, with the remainder vesting 10% per year for each year of service thereafter; and

•	change the timing of the payment of benefits under the Plan for participants who terminate participation or employment prior to retirement at age 65.
     Under the terms of the SERP, as amended, benefits are payable to a participant upon his or her early, normal or delayed retirement, in a lump sum on the later of sixty days following the January 1 following such retirement date or the first day of the seventh month following such retirement date. Payment of disability retirement benefits shall commence sixty days after the disability retirement date and must be made by the later of December 31 of the calendar year in which payment was scheduled or the 15th day of the third month following the scheduled payment date. Payment of the pre-retirement death benefit shall commence sixty days after the participant’s death and must be made by the later of December 31 of the calendar year in which payment was scheduled or the 15th day of the third month following the scheduled payment date. Payment of the vested portion of a participant who was removed from participation or who terminated employment prior to reaching his or her retirement date shall commence sixty days after what would have been the participant’s normal retirement date and must be made by the later of sixty days following the January 1 following what would have been the participant’s normal retirement date. If the participant is a key employee (as determined under Section 409A of the Code), any payments made on account of retirement or termination of employment may not be made earlier than the first day of the month following the six-month anniversary of such participant’s termination of employment or retirement.

     The following table sets forth certain information with respect to the SERP:
2006 PENSION BENEFITS

			Present Value of
		Number of Years	Accumulated	Payments During Last
		Credited Service	Benefit (1)(2)	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Steven L. Spinner (3)	Supplemental	21	$245,442
	Executive
	Retirement Plan
Robert C. Sledd (4)	Supplemental
	Executive
	Retirement Plan
Thomas Hoffman (5)	Supplemental	17	133,635
	Executive
	Retirement Plan
John D. Austin	Supplemental	11	230,316
	Executive
	Retirement Plan
Joseph Paterak, Jr.	Supplemental	8	113,012
	Executive
	Retirement Plan
Charlotte Perkins	Supplemental	2	19,247
	Executive
	Retirement Plan

(1)	Includes the present value of the vested portion of the Named Executive Officer’s benefit at December 30, 2006 assuming that the contribution made to the account in the first quarter of 2007 that related to 2006 performance had been made as of December 30, 2006. Each of the participants other than Ms. Perkins was 100% vested in his account balance at December 30, 2006.

(2)	The present value of the accumulated benefit is calculated assuming that the vested balance in each Named Executive Officer’s account at December 30, 2006, assuming the contribution made in the first quarter of 2007 for 2006 performance had been made at December 30, 2006, earns interest at 8% per year until the Named Executive Officer’s normal retirement date and applying a discount rate equal to the 10-year treasury rate at December 31, 2006.

(3)	Mr. Spinner is credited under the SERP with his years of service with AFI Foodservice, Inc., a company that was acquired by the Company in 1997.

(4)	Mr. Sledd voluntarily elects not to participate in the SERP.

(5)	Mr. Hoffman was eligible for normal retirement at December 30, 2006 and Mr. Paterak was eligible for early retirement at December 30, 2006.
Executive Deferred Compensation Plan
     Pursuant to the Company’s Executive Deferred Compensation Plan, certain members of the Company’s senior management, including the Named Executive Officers, may defer up to 100% of their cash compensation, including their base salary and their non-equity incentive plan compensation, using either a flat dollar amount, a specified percentage of their compensation or any other portion of their compensation that the plan administrator shall determine may be clearly specified and reasonably administrable. Credits are made to each participant’s account monthly.
     Each participant may allocate his or her contributions for years prior to 2005 to a deferred compensation account and for years beginning in 2005 to certain additional accounts. The deferred compensation account is payable to the participant upon the participant’s election. The additional accounts provide the participant with flexibility to receive payments as of a specified date, or over a period of time ranging from two to ten years, including the period during which the participant is actively employed. Subject to the provisions of Section 409A of the Code, these additional accounts are then payable on benefit dates selected by the participant. Participants are also permitted to make irrevocable alternate elections at the time an account is initially established.

These alternate elections allow for a participant to receive a lump sum distribution in the event the participant terminates employment within two years of a change in control or his or her employment is terminated involuntarily or voluntarily following a reduction in compensation, responsibility or work location.
     Each of the deferred compensation account and the additional accounts may have different investment and payment options. Each account is credited with additional amounts to represent hypothetical investment earnings (including losses) on the amounts previously deferred. These hypothetical investment earnings are accrued commencing on the date of each credit made pursuant to a deferral and continue to accrue until the distribution of benefits pursuant to the agreement. Additions credited to represent hypothetical investment earnings are equal to earnings on investment funds selected by the participant from a list of available hypothetical investment alternatives offered under the plan. In addition to the investment fund alternatives offered under the plan, which represent publicly available mutual funds, participants may also elect to allocate a portion of their account balance to a fixed rate of return investment option that currently offers an interest crediting rate of 7%. Currently, a participant may only allocate up to 50% of his or her deferrals to this fixed rate return option. A participant may make changes to his or her hypothetical investment elections for all choices except the 7% fixed rate option, but deferrals cannot be transferred into or out of the fixed rate option.
     The Company funds its obligation under this deferred compensation plan though company-owned life insurance, for which the Company is the beneficiary, and through which assets are invested in publicly-available mutual fund investment alternatives that attempt to mirror the hypothetical fund choices offered to the participants.
     The hypothetical investment options available to a participant under the Company’s Executive Deferred Compensation Plan and their annual rate of return, net of investment management fees and mortality and expense charges, for the calendar year ended December 31, 2006 were as follows:

Rate of
Name of Fund	Return
BlackRock International Index V.I.F. Class II	25.18%
Gartmore GVIT Small Company Fund: Class I	11.59%
Royce Capital Micro Cap Portfolio	20.59%
Gartmore GVIT Mid Cap Index Fund: Class I	9.45%
Goldman Sachs VIT Mid Cap Value Fund	15.70%
Dreyfus Stock Index Fund, Inc. – Initial Shares	15.04%
Oppenheimer Capital Appreciation Fund/VA-Non-Serv Shares	7.52%
AllianceBernstein VPS Growth & Income Portfolio – Class A	16.82%
T. Rowe Price Equity Income Portfolio: Class II	18.18%
Gartmore GVIT Investor Destinations Moderate Fund — Class II	10.91%
Gartmore GVIT Government Bond Fund: Class I	2.93%
Pimco VIT Total Return Portfolio: Admin Class	3.43%
Gartmore GVIT Money Market Fund: Class V	4.20%

     The following table sets forth certain information with respect to deferrals made by the Company’s Named Executive Officers pursuant to the Company’s nonqualified deferred compensation plan, the earnings thereon and the aggregate balance at December 30, 2006:
2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	at Last
	Last FY	Last FY	FY	Distributions	FYE
Name	($) (1)	($)	($)	($)	($) (1)
Steven L. Spinner	$118,761		$18,340		$337,875
Robert C. Sledd			29,986		270,157
Thomas Hoffman	203,096		115,896		1,301,596
John D. Austin	120,900		50,216		448,823
Joseph Paterak, Jr.	40,013		5,409		145,098
Charlotte Perkins	25,000		1,771		26,771

(1)	All amounts reported in the column titled “Executive Contributions in Last FY” are also reported as “Salary” or “Non –Equity Incentive Plan Compensation” for such Named Executive Officer in the Summary Compensation Table on page 15.
Change in Control Agreements
     The Company has entered into agreements with certain of its key executives (the “Agreement”), including each of the named executive officers, which provide for certain payments to be made to the executive if, within two years following a Change in Control (as defined below) of the Company, his or her employment with the Company is terminated for any reason other than Good Cause (as defined below) or if the executive terminates his or her employment with the Company for Good Reason (as defined below). Upon termination, the executive is entitled to receive (i) 299.9% of his or her base salary (defined as the higher of the executive’s annual base salary prior to the Change in Control or the executive’s highest annual base salary in effect after the Change in Control but prior to termination), (ii) 299.9% of his or her bonus (based upon the executive’s highest bonus for the three fiscal years prior to the Change in Control or highest bonus after the Change in Control, whichever is higher) and (iii) an amount necessary to reimburse the executive on an after-tax basis for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the Change in Control. In accordance with the terms of the Agreement, as amended as of February 26, 2003, one-third of the amounts payable pursuant to clauses (i) and (ii) must be paid in equal semi-monthly installments over the twelve months following termination and the balance in a lump sum payment made within five business days after the expiration of the twelve-month period. Amounts payable pursuant to clause (iii) above must be paid within thirty days following termination of employment. Alternatively, the Agreement, as amended, provides that the key executive may elect to receive all of the amounts payable pursuant to clauses (i), (ii) and (iii) above within thirty days following termination of employment. In addition to the payments described above, the key executive and his or her spouse and family will be covered by all health, dental, disability, survivor income and life insurance plans of the Company for the twelve-month period following the termination of service unless the key executive and his spouse and family are eligible for coverage under any new employer’s plan.
     For purpose of the Agreement “Change in Control” means:
(1)	the acquisition of at least a majority of the outstanding shares of the Company’s common stock by any person, entity or group (as used in Section 13(d)(3) and Rule 13d-5(b)(1) under the Exchange Act;

(2)	the merger or consolidation of the Company with or into another corporation or other entity, or any share exchange or similar transaction involving the Company and another corporation or other entity, if as a result of such transaction the persons who owned at least a majority of the Company’s common stock prior to the consummation of the transaction do not own at least a majority of the common stock of the surviving entity after consummation of the transaction;

(3)	the sale of all, or substantially all of the Company’s assets; or

(4)	any change in the composition of the Board of Directors such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors, or persons whose nomination was approved by that majority cease to constitute at least a majority of the Board of Directors at the end of such period.
     For purposes of the Agreement “Good Cause” shall be deemed to exist if, and only after the occurrence of a Change in Control:
(1)	the key executive engages in material acts or omissions constituting dishonesty, breach of fiduciary obligation or intentional wrongdoing or malfeasance which are demonstrably injurious to the Company;

(2)	the key executive is convicted of a violation involving fraud or dishonesty; or

(3)	the key executive materially fails to satisfy the conditions and requirements of employment with the Company, after thirty days’ written notice.
Notwithstanding the above definition, a termination shall not constitute Good Cause if the key executive acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to, the best interest of the Company and he or she had no reasonable cause to believe that his or her conduct was unlawful.
     For purposes of the Agreement, “Good Reason” shall be deemed to exist if, after a Change in Control:
(1)	there is a significant change in the nature or scope of the key executive’s authority;

(2)	there is a reduction in the key executive’s base salary;

(3)	the Company changes the principal location in which the key executive is required to perform services by more than 35 miles without the key executive’s prior consent;

(4)	the key executive reasonably determines that, as a result of a change in circumstances, he or she is unable to exercise the authority, powers, function or duties attached to his or her position; or

(5)	the Company terminates or amends any incentive plan so that, when considered in the aggregate with any substitute plans or compensation, the incentive plan in which he or she is participating fails to provide at least 75% of the value of the level of benefits provided in the aggregate by the terminated or amended plan; provided that Good Reason shall not be deemed to exist under this situation if the decline in the incentive plan compensation is related to a decline in performance.
Supplemental Executive Retirement Plan
     Under the original terms of the SERP, as described above, a participant vested in his or her SERP account at a rate of 20% per year, beginning after the second year of service with the Company or any acquired company, and will be fully vested after six years of service, provided that the participant will vest in the entire account upon his or her death or upon a Change in Control (as defined in the SERP) or, if determined by the Compensation Committee, upon a Potential Change in Control (as defined in the SERP) of the Company. Under the original terms of the SERP, if a participant’s employment with the Company is terminated for Cause (as defined in the SERP) or if the participant becomes employed within one year following his or her termination of employment with an entity that is deemed to be in competition with this Company, a participant will forfeit his or her entire interest in the SERP. In November 2006, the Board of Directors approved an amendment to the SERP related to the vesting provisions, contribution methodology and payment provisions of the SERP, which amendment is described above.

Severance Plan
     The Board of Directors of the Company adopted, effective January 1, 2005, a Senior Management Severance Plan (the “Severance Plan”) to provide for certain transition and severance benefits as well as payment for a non-competition agreement to certain associates of the Company who hold a position with the Company or any of its subsidiaries with a title of vice president or corporate director or above and who are also a member of a “select group of management or highly compensated employees” within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974 (each an “Eligible Participant”) in the event of a Company-initiated separation from the Company for other than Cause (as defined in the Severance Plan).
     Under the terms of the Severance Plan, following termination by the Company other than for Cause, an Eligible Participant may receive, as transition pay, his or her base salary compensation and benefits for a period ranging from four to eighteen weeks, depending on the Eligible Participant’s position with the Company and years of service with the Company. In order to receive this transition pay, an Eligible Participant must enter into a transition confidentiality and non-compete agreement (covering the transition period) and general release. In addition to the transition pay, if any, an Eligible Participant may receive severance pay for periods ranging from four weeks to ninety-three weeks following the transition period based on his or her base salary at the termination date, position with the Company and years of service. Receipt of these severance payments is conditioned upon the Eligible Participant signing a non-compete agreement and general release or post-transition and non-compete agreement and general release. The non-compete period will typically run for the length of time that any severance payments are being made to the Eligible Participant.
     The Plan is administered by the Chairman of the Company’s Board of Directors and Chief Executive Officer and the Company’s Chief Human Resources Officer. In the event that the Eligible Participant in question is the Company’s Chief Human Resources Officer, or a reporting person under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Severance Plan will be administered by the Chairman of the Company’s Compensation Committee.
     Pursuant to the Severance Plan, the Company has reserved the right to discontinue any payments under the Severance Plan if an Eligible Participant is terminated for Cause during the transition period, if any, or if the Eligible Participant at any time violates the confidentiality, non-competition or non-solicitation agreement between the Eligible Participant and the Company.
     The Company maintains the right to terminate or discontinue the Severance Plan at any time, and the Severance Plan will not provide benefits to Eligible Participants in the event of a transaction involving a spin-off, corporate sale, sale of assets or a legal or organizational restructuring of any subsidiary, segment or division of the Company or for intercompany transfers within the Company and its subsidiaries. In addition, if the Eligible Participant receives benefits pursuant to a separate Agreement for Key Executives between the Company and the Eligible Participant, the Eligible Participant will not be entitled to any benefits under the Severance Plan. Any severance payments payable under the Severance Plan will be reduced by any amounts paid to an Eligible Participant under any employment or similar agreement, including the Agreement between the Company and the Eligible Participant upon the Eligible Participant’s termination of employment.
Change in Control and Termination Pay Tables
     The tables below reflect the amount of compensation payable to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 30, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Steven L. Spinner

					Voluntary for
					Good Reason
					or Involuntary
	Voluntary			Involuntary	Without Good
Executive Benefits	Termination	Early	Normal	Not for Cause	Cause following a	Disability	Death
and Payments upon	on	Retirement on	Retirement on	Termination	Change in Control	on	on
Separation	12/30/2006	12/30/2006(11)	12/30/2006(12)	on 12/30/2006	on 12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$88,170			$88,170		$88,170	$88,170
Options(2)					$79,500	7,371	7,371
Restricted Stock(3)					489,228	153,441	153,441
Benefits & Perquisites:
Change in Control Payment					2,152,905
Savings Plan(4)	238,291			238,291	238,291	238,291	238,291
Severance Plan(5)				888,592
SERP(6)	136,355			136,355	136,355	136,355	136,355
ESOP(7)	53,728			53,728	53,728	53,728	53,728
Deferred Compensation Plan(8)	337,875			337,875	337,875	337,875	337,875
Health and Welfare Benefits(9)					11,622
Excise Tax and Gross-Up(10)					1,339,788

(1)	Represents the amount earned by Mr. Spinner under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Mr. Spinner’s employment with the Company had terminated at December 30, 2006 as a result of death or disability any unvested options held by him would have vested on a pro rata basis. All of Mr. Spinner’s unvested options would vest upon a change in control.

(3)	If Mr. Spinner’s employment with the Company had terminated at December 30, 2006 as a result of death or disability then the restrictions on any unvested shares of restricted stock held by him would have lapsed on a pro rata basis. The restrictions on Mr. Spinner’s restricted shares lapse upon a change in control.

(4)	Represents the vested portion of Mr. Spinner’s account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Mr. Spinner’s base salary as of December 30, 2006 for a total of 93 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Represents the vested portion of Mr. Spinner’s account balance under the SERP at December 30, 2006.

(7)	Represents the vested portion of Mr. Spinner’s account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Mr. Spinner’s account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of December 2006 of 5.82% for monthly compounding. AFR is applicable in determining the value of accelerating vesting of stock options and restricted shares in computing these excise taxes.

(11)	Mr. Spinner was not eligible for early retirement at December 30, 2006.

(12)	Mr. Spinner was not eligible for normal retirement at December 30, 2006.

Robert C. Sledd

					Voluntary for
					Good Reason or
					Involuntary
					Without Good
	Voluntary			Involuntary	Cause following
Executive Benefits	Termination	Early	Normal	Not for Cause	a Change in	Disability	Death
and Payments upon	on	Retirement on	Retirement on	Termination	Control on	on	on
Separation	12/30/2006	12/30/2006(11)	12/30/2006(12)	on 12/30/2006	12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$156,420			$156,420		$156,420	$156,420
Options(2)
Restricted Stock(3)					$320,403	109,259	109,259
Benefits & Perquisites:
Change in Control Payment					3,684,389
Savings Plan(4)	295,476			295,476	295,476	295,476	295,476
Severance Plan(5)				1,192,947
SERP(6)
ESOP(7)	715,114			715,114	715,114	715,114	715,114
Deferred Compensation Plan(8)	270,157			270,157	270,157	270,157	270,157
Health and Welfare Benefits(9)					11,493
Excise Tax and Gross-Up(10)					1,714,901

(1)	Represents the amount earned by Mr. Sledd under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Mr. Sledd’s employment with the Company had terminated at December 30, 2006 as a result of death or disability any unvested options held by him would have vested on a pro rata basis. All of Mr. Sledd’s unvested options would vest upon a change in control. At December 30, 2006, Mr. Sledd did not have any unvested stock options for which the exercise price was lower than the Company’s closing stock price on that date.

(3)	If Mr. Sledd’s employment with the Company had terminated at December 30, 2006 as a result of death or disability then the restrictions on any unvested shares of restricted stock held by him would have lapsed on a pro rata basis. The restrictions on Mr. Sledd’s unvested restricted shares would lapse upon a change in control.

(4)	Represents the vested portion of Mr. Sledd’s account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Mr. Sledd’s base salary as of December 30, 2006 for a total of 93 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Mr. Sledd voluntarily elects not to participate in the SERP.

(7)	Represents the vested portion of Mr. Sledd’s account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Mr. Sledd’s account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of December 2006 of 5.82% for monthly compounding. AFR is applicable in determining the value of accelerating vesting of stock options and restricted shares in computing these excise taxes.

(11)	Mr. Sledd was not eligible for early retirement at December 30, 2006.

(12)	Mr. Sledd was not eligible for normal retirement at December 30, 2006.

Thomas Hoffman

					Voluntary for
					Good Reason or
					Involuntary
					Without Good
	Voluntary			Involuntary	Cause following
Executive Benefits	Termination	Early	Normal	Not for Cause	a Change in	Disability	Death
and Payments upon	on	Retirement on	Retirement on	Termination	Control on	on	on
Separation	12/30/2006	12/30/2006(10)	12/30/2006(11)	on 12/30/2006	12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$270,300		$270,300	$270,300		$270,300	$270,300
Options(2)
Restricted Stock(3)			75,473		$199,008	75,473	75,473
Benefits & Perquisites:
Change in Control Payment					1,885,425
Savings Plan(4)	310,489		310,489	310,489	310,489	310,489	310,489
Severance Plan(5)				537,372
SERP(6)	133,635		133,635	133,635	133,635	133,635	133,635
ESOP(7)	301,655		301,655	301,655	301,655	301,655	301,655
Deferred Compensation Plan(8)	1,301,596		1,301,596	1,301,596	1,301,596	1,301,596	1,301,596
Health and Welfare Benefits (9)					24,276
Excise Tax and Gross-Up

(1)	Represents the amount earned by Mr. Hoffman under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Mr. Hoffman’s employment with the Company had terminated at December 30, 2006 as a result of death, disability or normal retirement any unvested options held by him would have vested on a pro rata basis. All of Mr. Hoffman’s unvested options would vest upon a change in control. At December 30, 2006, Mr. Hoffman did not have any unvested stock options for which the exercise price was lower than the Company’s closing stock price on that date.

(3)	If Mr. Hoffman’s employment with the Company had terminated at December 30, 2006 as a result of death, disability or normal retirement then the restrictions on any unvested shares of restricted stock held by him would have lapsed on a pro rata basis. The restrictions on Mr. Hoffman’s restricted shares would lapse upon a change in control.

(4)	Represents the vested portion of Mr. Hoffman’s account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Mr. Hoffman’s base salary as of December 30, 2006 for a total of 83 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Represents the vested portion of Mr. Hoffman’s account balance under the SERP at December 30, 2006.

(7)	Represents the vested portion of Mr. Hoffman’s account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Mr. Hoffman’s account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	As Mr. Hoffman was eligible for normal retirement, early retirement is not applicable at December 30, 2006.

(11)	Mr. Hoffman was eligible for normal retirement at December 30, 2006.

John D. Austin

					Voluntary for
					Good Reason or
				Involuntary	Involuntary
				Not for	Without Good
	Voluntary			Cause	Cause following
Executive Benefits	Termination	Early	Normal	Termination	a Change in	Disability	Death
and Payments upon	on	Retirement on	Retirement on	on	Control on	on	on
Separation	12/30/2006	12/30/2006(11)	12/30/2006(12)	12/30/2006	12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$173,230			$173,230		$173,230	$173,230
Options (2)
Restricted Stock(3)					$222,751	83,940	83,940
Benefits & Perquisites:
Change in Control Payment					1,913,744
Savings Plan (4)	291,279			291,279	291,279	291,279	291,279
Severance Plan (5)				538,364
SERP (6)				124,054	124,054	124,054	124,054
ESOP (7)	69,145			69,145	69,145	69,145	69,145
Deferred Compensation Plan (8)	448,823			448,823	448,823	448,823	448,823
Health and Welfare Benefits (9)					9,687
Excise Tax and Gross-Up (10)					900,529

(1)	Represents the amount earned by Mr. Austin under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Mr. Austin’s employment with the Company had terminated at December 30, 2006 as a result of death, or disability any unvested options held by him would have vested on a pro rata basis. All of Mr. Austin’s unvested options would vest upon a change in control. At December 30, 2006, Mr. Austin did not have any unvested stock options for which the exercise price was lower than the Company’s closing stock price on that date.

(3)	If Mr. Austin’s employment with the Company had terminated at December 30, 2006 as a result of death, or disability then the restrictions on any unvested shares of restricted stock held by him would have lapsed on a pro rata basis. The restrictions on Mr. Austin’s unvested restricted shares would lapse upon a change in control.

(4)	Represents the vested portion of Mr. Austin’s account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Mr. Austin’s base salary as of December 30, 2006 for a total of 83 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Represents the vested portion of Mr. Austin’s account balance under the SERP at December 30, 2006.

(7)	Represents the vested portion of Mr. Austin’s account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Mr. Austin’s account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of December 2006 of 5.82% for monthly compounding. AFR is applicable in determining the value of accelerating vesting of stock options and restricted shares in computing these excise taxes.

(11)	Mr. Austin was not eligible for early retirement at December 30, 2006.

(12)	Mr. Austin was not eligible for normal retirement at December 30, 2006.

Joseph Paterak, Jr.

					Voluntary for
					Good Reason
					or Involuntary
					Without Good
					Cause
	Voluntary			Involuntary	following a
Executive Benefits	Termination	Early	Normal	Not for Cause	Change in	Disability	Death
and Payments upon	on	Retirement on	Retirement on	Termination	Control on	on	on
Separation	12/30/2006	12/30/2006(11)	12/30/2006(12)	on 12/30/2006	12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$52,866	$52,866		$52,866		$52,866	$52,866
Options (2)
Restricted Stock(3)		53,032			$212,828	53,032	53,032
Benefits & Perquisites:
Change in Control Payment					1,201,376
Savings Plan(4)	156,211	156,211		156,211	156,211	156,211	156,211
Severance Plan (5)				338,463
SERP (6)	82,941	82,941		82,941	82,941	82,941	82,941
ESOP (7)	45,545	45,545		45,545	45,545	45,545	45,545
Deferred Compensation Plan (8)	145,098	145,098		145,098	145,098	145,098	145,098
Health and Welfare Benefits (9)					13,598
Excise Tax and Gross-Up (10)					503,895

(1)	Represents the amount earned by Mr. Paterak under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Mr. Paterak’s employment with the Company had terminated at December 30, 2006 as a result of death or disability any unvested options held by him would have vested on a pro rata basis. If Mr. Paterak had elected to terminate his employment with the consent of the Company’s Compensation Committee as a result of early retirement as of December 30, 2006, any unvested options held by him would have vested as though Mr. Paterak had elected normal retirement on that date. All of Mr. Paterak’s unvested options would vest upon a change in control. At December 30, 2006, Mr. Paterak did not have any unvested stock options for which the exercise price was lower than the Company’s closing stock price on that date.

(3)	If Mr. Paterak’s employment with the Company had terminated at December 30, 2006 as a result of death or disability then the restrictions on any unvested shares of restricted stock held by him would have lapsed on a pro rata basis. If Mr. Paterak had elected to terminate his employment with the consent of the Company’s Compensation Committee as a result of early retirement as of December 30, 2006, the restrictions on any unvested shares of restricted stock held by him would have lapsed as though Mr. Paterak had elected normal retirement on that date. The restrictions on Mr. Paterak’s unvested restricted shares would lapse upon a change in control.

(4)	Represents the vested portion of Mr. Paterak’s account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Mr. Paterak’s base salary as of December 30, 2006 for a total of 60 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Represents the vested portion of Mr. Paterak’s account balance under the SERP at December 30, 2006.

(7)	Represents the vested portion of Mr. Paterak’s account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Mr. Paterak’s account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of December 2006 of 5.82% for monthly compounding. AFR is applicable in determining the value of accelerating vesting of stock options and restricted shares in computing these excise taxes.

(11)	Mr. Paterak was eligible for early retirement at December 30, 2006.

(12)	Mr. Paterak was not eligible for normal retirement at December 30, 2006.

Charlotte L. Perkins

					Voluntary for
					Good Reason or
				Involuntary	Involuntary
				Not for	Without Good
	Voluntary			Cause	Cause following
Executive Benefits	Termination	Early	Normal	Termination	a Change in	Disability	Death
and Payments upon	on	Retirement on	Retirement on	on	Control on	on	on
Separation	12/30/2006	12/30/2006(11)	12/30/2006(12)	12/30/2006	12/30/2006	12/30/2006	12/30/2006
Compensation:
Non-Equity Incentive Plan (1)	$118,500			$118,500		$118,500	$118,500
Options(2)
Restricted Stock(3)					$184,829	51,718	51,718
Benefits & Perquisites:
Change in Control Payment					1,064,503
Savings Plan (4)	15,569			15,569	15,569	15,569	15,569
Severance Plan (5)				77,651
SERP (6)	11,375			11,375	56,874	11,375	11,375
ESOP (7)
Deferred Compensation Plan(8)	26,771			26,771	26,771	26,771	26,771
Health and Welfare Benefits(9)					9,708
Excise Tax and Gross-Up(10)					505,866

(1)	Represents the amount earned by Ms. Perkins under the terms of the Company’s 2005 and 2006 Cash Incentive Plans for the one and two years ended December 30, 2006.

(2)	If Ms. Perkins’ employment with the Company had terminated at December 30, 2006 as a result of death or disability any unvested options held by her would have vested on a pro rata basis. All of Ms. Perkins’ unvested options would vest upon a change in control. At December 30, 2006, Ms. Perkins did not have any unvested stock options for which the exercise price was lower than the Company’s closing stock price on that date.

(3)	If Ms. Perkins’ employment with the Company had terminated at December 30, 2006 as a result of death or disability then the restrictions on any unvested shares of restricted stock held by her would have lapsed on a pro rata basis. The restrictions on Ms. Perkins’ restricted shares would lapse upon a change in control.

(4)	Represents the vested portion of Ms. Perkins’ account balance under the Company’s 401(k) Plan at December 30, 2006.

(5)	Represents payment of Ms. Perkins’ base salary as of December 30, 2006 for a total of 17 weeks pursuant to the terms of the Company’s Severance Plan.

(6)	Represents the vested portion of Ms. Perkins’ account balance under the SERP at December 30, 2006 and in the case of voluntary for good reason or involuntary without good reason termination following a change in control, includes the impact of the acceleration of the vesting of Ms. Perkins’ account balance.

(7)	Represents the vested portion of Ms. Perkins’ account balance under the ESOP at December 30, 2006.

(8)	Represents the vested portion of Ms. Perkins’ account balance under the Company’s Executive Deferred Compensation Plan at December 30, 2006.

(9)	Represents the value of continuing health and welfare coverage for twelve months, including medical, dental, short-term disability, long-term disability and life insurance.

(10)	The foregoing estimates are based on a number of assumptions. Facts and circumstances at the time of any change in control transaction and termination thereafter as well as changes in the applicable named executive officer’s compensation history preceding such a transaction could materially impact whether and to what extent the excise tax will be imposed and therefore the amount of any potential gross-up. For purposes of performing these calculations, we have made the following additional assumptions: an individual effective tax rate of 40.45% (composed of a federal tax rate of 35.00%, a Virginia effective tax rate of 4% and FICA/FUTA of 1.45%) and a 120% Applicable Federal Rate (AFR) as of December 2006 of 5.82% for monthly compounding. AFR is applicable in determining the value of accelerating vesting of stock options and restricted shares in computing these excise taxes.

(11)	Ms. Perkins was not eligible for early retirement at December 30, 2006.

(12)	Ms. Perkins was not eligible for normal retirement at December 30, 2006.
Director Compensation
     Non-employee directors receive an annual retainer of $35,000 and a fee of $1,500 for each Board meeting attended in person, $1,000 for each committee meeting attended in person, $750 for each Board meeting attended by telephone and $500 for each committee meeting attended by telephone, except that the Chairman of the Audit Committee receives a fee of $1,500 per Audit Committee meeting attended whether in person or by telephone. In addition, each non-employee director is reimbursed for expenses reasonably incurred in connection with their services as directors. Also, the Chairman of the Audit Committee receives an annual retainer of $10,000, and the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive annual retainers of $5,000 each. The Presiding Director also receives an annual retainer of $25,000. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 2006 is set forth in the table below.
     Each non-employee director participates in the Equity Incentive Plan which was approved by the Company’s shareholders on May 7, 2003. Prior thereto, the non-employee directors participated in the 1993 Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”), which was approved by the shareholders of the Company on July 21, 1993. Awards to non-employee directors are made at the discretion of the full Board pursuant to the Equity Incentive Plan. All non-employee directors received a restricted share award of 2,500 shares of the Company Common Stock on May 16, 2006. The forfeiture restrictions on these shares of restricted stock lapse one year from the date of grant. In prior years, the non-employee directors had been awarded options to purchase Company Common Stock. All options issued under the Equity Incentive Plan and Outside Directors’ Plan had an exercise price per share at the date of grant equal to the closing sale price of the Common Stock on The Nasdaq National Market, the predecessor to the Nasdaq Global Select Market, on the date of grant.
     The Compensation Committee may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company’s shareholders and the financial abilities of the Company.

     The table below summarizes the compensation paid by the Company to non-employee directors for the 2006 fiscal year:
2006 DIRECTOR COMPENSATION TABLE

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards(2)(3)	Awards(3)(4)	Compensation	Earnings	Compensation	Total
Name(1)	($)	($)	($)	($)	($)	($)	($)
Charles E. Adair	$57,700	$47,073	$26,822				$131,595
Mary C. Doswell	57,250	47,073	26,822				131,145
Fred C. Goad, Jr.	63,750	47,073	26,822				137,645
Timothy M. Graven	75,250	47,073	26,822				149,145
John E. Stokely	84,500	47,073	26,822				158,395

1.	Robert C. Sledd and Steven L. Spinner, the Company’s former Chief Executive Officer and current Chief Executive Officer, respectively, are not included in this table as they are employees of the Company and received no compensation for their services as directors in fiscal 2006. Mr. Sledd will receive compensation for his service as a director beginning in 2007.

2.	At December 30, 2006, the Company’s directors held options to purchase the following number of shares of the Company’s Common Stock:

Name	Number of Options
Charles E. Adair	45,000
Mary C. Doswell	20,500
Fred C. Goad, Jr.	45,000
Timothy M. Graven	25,000
John E. Stokely	45,750

3.	The amounts in columns captioned “Stock Awards” and “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006, in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and thus may include amounts from awards granted in and prior to 2006. For a description of the assumptions used by the Company in valuing these awards for the fiscal year ended December 30, 2006 please see “Note 16 – Stock Based Compensation” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 filed with the Securities and Exchange Commission on February 27, 2007.

4.	At December 30, 2006, the Company’s directors held the following restricted shares of the Company’s Common Stock, which were awarded by the Company on May 16, 2006 and for which the forfeiture restrictions lapse on the one year anniversary of the date of grant:

Name	Number of Restricted Shares
Charles E. Adair	2,500
Mary C. Doswell	2,500
Fred C. Goad, Jr.	2,500
Timothy M. Graven	2,500
John E. Stokely	2,500
The grant date fair value of each of these awards in accordance with FAS 123R was $79,325.

Compensation Committee Interlocks and Insider Participation
     During fiscal 2006, the Compensation Committee of the Board of Directors was composed of Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.
Audit Committee Report
     In accordance with the Audit Committee Charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and the independence and performance of the Company’s independent registered public accounting firm and internal auditing department.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might be thought to bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence. The Audit Committee has been updated at least quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the Company’s internal control assessment process, management’s assessment with respect thereto and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting. The Audit Committee also discussed with management and the independent registered public accounting firm the steps taken to implement recommended improvements in internal controls, as well as significant judgments, critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent registered public accounting (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3600T firm its fees, audit plans, audit scope and identification of audit risks.
     The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and discussed and reviewed the results of the independent registered public accounting firm’s audit of the consolidated financial statements.
     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 30, 2006 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.
     Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006 for filing with the SEC. The Audit Committee has not selected the Company’s independent registered public accounting firm for fiscal 2007 as the meeting in which the audit firm is discussed and voted on has not occurred yet. The Audit Committee will discuss and vote on the Company’s independent registered public accounting firm for fiscal 2007 during a future meeting, which the Company expects to occur during its second fiscal quarter of 2007.
Mary C. Doswell          Fred C. Goad, Jr.          Timothy M. Graven          John E. Stokely
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Relationship with Independent Registered Public Accounting Firm
     The Audit Committee of the Board of Directors of the Company selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2006. Such firm has served as the Company’s independent registered public accounting firm since 1987. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The following is a description of the fees billed to the Company by KPMG LLP for fiscal 2006 and fiscal 2005.
Audit Fees
     Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company’s consolidated financial statements, KPMG’s review of the Company’s interim financial statements and KPMG’s review of the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company’s independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company and its subsidiaries for fiscal 2006 and fiscal 2005 totaled $1,374,150 and $1,899,000, respectively.
Audit Related Fees
     Audit related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, employee benefit plan audits, certain attest services and in fiscal 2005 KPMG’s audit of the Company’s Fresh-cut Segment. The aggregate fees billed to the Company by KPMG for audit related services rendered to the Company and its subsidiaries for fiscal 2006 and fiscal 2005 totaled $18,500 and $691,000, respectively.
Tax Fees
     Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG for the tax related services rendered to the Company and its subsidiaries for fiscal 2006 and fiscal 2005 totaled $0 and $4,750, respectively.
All Other Fees
     KPMG did not perform any other services for the Company during fiscal 2006 or fiscal 2005.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     During the latter half of 2002, the Company reviewed its existing practices regarding the use of its independent registered public accounting firm to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company adopted a policy, effective as of January 1, 2003, which provides that the Company’s independent registered public accounting firm may provide certain non-audit services which do not impair the independent registered public accounting firm’s independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as all non-audit services provided by the Company’s independent registered public accounting firm. This policy is administered by the Company’s senior corporate financial management, which reports throughout the year to the Audit Committee. All of the foregoing audit related fees and tax fees were pre-approved by the Audit Committee in accordance with this policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 30, 2006, except one transaction for a sale of 10,810 shares by Mr. Hoffman, one transaction for an award of 3,175 restricted shares by Mr. Traficanti, one transaction for an award of 262 restricted shares by Ms. Perkins, one transaction for a sale of 3,000 stock options by Mr. Adair and one transaction for an indirect sale of 2,288 shares by Ms. Doswell.

CERTAIN TRANSACTIONS
     The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the appropriate committee of the Board of Directors, each of which is comprised solely of independent directors of the Company. Pursuant to the Second Amended and Restated Audit Committee Charter, the Audit Committee of the Board of Directors is responsible for reviewing, approving or ratifying any transaction required to be described in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission.
PROPOSALS OF SHAREHOLDERS
     Shareholders intending to submit proposals should send such proposals in writing, by certified mail, return receipt requested, to Joseph J. Traficanti, Secretary, Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238. To be included in the proxy statement and form of proxy relating to the Company’s 2008 Annual Meeting of Shareholders or to be presented at the Company’s 2008 Annual Meeting of Shareholders, proposals must be received by the Company prior to December 6, 2007.
DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT
TO SHAREHOLDERS SHARING AN ADDRESS
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Performance Food Group Company, Attention: Treasurer, 12500 West Creek Parkway, Richmond, Virginia 23238, or by calling the Treasurer at (804) 484-7700. You can notify our transfer agent, Bank of New York, by sending them a written request to The Bank of New York, 101 Barclay Street, 11E, New York, NY 10286, or by calling (800) 524-4458.

PERFORMANCE FOOD GROUP COMPANY
12500 West Creek Parkway
Richmond, Virginia 23238
Revocable Proxy for the Annual Meeting of Shareholders
May 15, 2007
You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE REVERSE SIDE
OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES
This Proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on May 15, 2007, and any adjournments thereof. The undersigned hereby constitutes and appoints Robert C. Sledd and John D. Austin, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Performance Food Group Company (the “Company”) to be held at the offices of the Company located at 12500 West Creek Parkway, Richmond, Virginia on Tuesday, May 15, 2007, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all the shares of common stock of the Company held of record by the undersigned on March 19, 2007.
1.	ELECTION OF TWO CLASS II DIRECTORS TO SERVE UNTIL THE 2010 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED
☐ FOR ALL                                          ☐ WITHHOLD ALL                                           ☐ FOR ALL EXCEPT
Nominees:                 (1)            Mary C. Doswell                                (2)            Robert C. Sledd
ELECTION OF ONE CLASS I DIRECTOR TO SERVE UNTIL THE 2009 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THE SUCCESSOR IS ELECTED AND QUALIFIED
☐ FOR ALL                                          ☐ WITHHOLD ALL                                           ☐ FOR ALL EXCEPT
Nominee:                 (3)            Steven L. Spinner
To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line below:

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSAL 1 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.
Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. If shares are held jointly, each shareholder named should sign.
Date:_________________________
Signature:_____________________
Signature:_____________________

TO VOTE BY INTERNET — www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Performance Food Group Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Performance Food Group Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.